EXHIBIT 99.1

FOR RELEASE 6:00 AM ET, December 15, 2020
Contact: Robert S. Tissue, Executive Vice President & CFO
Telephone: (304) 530-0552
Email: rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP, INC. COMPLETES ACQUISITION OF WINFIRST FINANCIAL CORP. AND SUBSIDIARY, WINFIRST BANK

MOOREFIELD, WV – December 15, 2020 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. (“Summit”) (NASDAQ: SMMF) announces completion, effective December 15, 2020, of the acquisition by its subsidiary Summit Community Bank, Inc. of WinFirst Financial Corp. and its subsidiary, WinFirst Bank, headquartered in Winchester, Kentucky.

The former WinFirst Bank offices will continue to operate under that name until late-May 2021, after which they will operate under the name Summit Community Bank.

About Summit
Summit Financial Group, Inc. is a $3.1 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle, Southern and North Central regions of West Virginia, the Northern, Shenandoah Valley and Southwestern regions of Virginia and the central region of Kentucky, through its bank subsidiary, Summit Community Bank, Inc., which operates 43 banking locations.